As filed with the Securities and Exchange Commission on October 10, 1995
                                                    Registration No. 33-

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       FORM S-3

                                REGISTRATION STATEMENT

                                        Under

                              The Securities Act of 1933


                                  USF&G CORPORATION
                (Exact name of registrant as specified in its charter)

                          Maryland                52-1220567
              (State or other jurisdiction     (I.R.S. Employer
            of incorporation or organization)  Identification No.)

                                   100 Light Street
                              Baltimore, Maryland  21202
                                    (410) 547-3000
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)

                                John A. MacColl, Esq.
                       Senior Vice President - General Counsel
                                  USF&G Corporation
                                   100 Light Street
                              Baltimore, Maryland  21202
                                    (410) 547-3000
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

           Approximate date of commencement of proposed sale to the public:
                  From time to time after the effective date of this
                   Registration Statement as determined in light of
                         market conditions and other factors


        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   /xx/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_____/ _____

        If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   /____/   _____

        If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.  /_____/   _____

        This filing contains 11 sequentially numbered pages. Exhibit index appears on page II-2.



                           CALCULATION OF REGISTRATION FEE


                                  Proposed        Proposed
Title of Each Class               Maximum         Maximum
of Securities       Amount to be  Offering Price  Aggregate         Registration
to be Registered    Registered    Per Unit(1)     Offering Price(2) Fee

Common Stock,
$2.50 par value(2)    5,837,878     $18.75         $109,460,213      $37,742


(1) Estimated for the sole purpose of determining the registration fee and is based upon the average of the high and low price of the Common Stock as quoted on the New York Stock Exchange on October 5, 1995.

(2) Includes Preferred Share Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.


        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




                                   5,837,878 Shares

                                  USF&G CORPORATION

                                     COMMON STOCK
                                  ($2.50 par value)

        All of the shares of USF&G Corporation ("USF&G" or the "Corporation") Common Stock, par value $2.50 per share (the "Common Stock") being offered hereby (the "Shares") are outstanding shares or shares issuable upon exercise of outstanding warrants which may be offered and sold from time to time after the date of this Prospectus by certain stockholders of the Corporation named herein under "Selling Stockholders."

        The Shares may, from time to time, be offered for sale and sold in transactions executed on the New York Stock Exchange or other exchanges on which the shares may be traded, in the over the counter market, in negotiated transactions or through other means. Sales may be effected at market prices prevailing at the time of sale or at such other prices as may be negotiated.
The Corporation will not receive any proceeds from the sale of the Shares. The Corporation's Common Stock is listed on the New York Stock Exchange under the trading symbol "USF&G." On October 5, 1995, the closing price of the Corporation's Common Stock, as reported by the New York Stock Exchange was $18.75 per share.

        The Selling Stockholders may effect such transactions by selling Shares to a dealer affiliated with the Selling Stockholders or to or through other dealers or directly, and any such dealers may receive compensation in the form of discounts, concessions or commissions (which compensation, if any, is not expected to be in excess of customary commissions). The Selling Stockholders and any dealers that participate with the Selling Stockholders in the sales of Shares may be deemed to be underwriters, and any compensation received by them and any profit on the resale of Shares sold by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.



            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
             ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.


The date of this Prospectus is                , 1995.

                THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
               BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH
              CAROLINA NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY
                            OR ADEQUACY OF THE PROSPECTUS.

        No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation or any underwriters, agents or dealers. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Corporation and its subsidiaries since the date hereof or that the information contained herein is correct at any time subsequent to the date hereof.



                                AVAILABLE INFORMATION

        The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). This
Prospectus contains information concerning the Corporation but does not contain all of the information set forth in the Registration Statement and exhibits thereto which the Corporation has filed with the Commission under the Securities Act of 1933 (the "Securities Act"). Such reports, proxy and information statements, Registration Statement and exhibits and other information filed by the Corporation with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth St., N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy and information statements, Registration Statement and exhibits and other information concerning the Corporation can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.



                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Corporation hereby incorporates by reference in this Prospectus its
(1) Annual Report on Form 10-K for the year ended December 31, 1994, (2) Quarterly Report on Form 10-Q for the three months ended March 31, 1995, (3) Quarterly Report on Form 10-Q for the six months ended June 30, 1995, (4) Current Reports on Form 8-K filed on January 12, 1995, January 20, 1995 and January 25, 1995, (5) Definitive Proxy Statement filed March 31, 1995, and (6) the description of the Corporation's Common Stock and Shareholder Rights Plan contained in its Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.

        All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Corporation will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: USF&G Corporation, 100 Light Street, Baltimore, Maryland 21202,
Attention:  John F. Hoffen, Jr., Secretary, telephone (410) 547-3000.


                                   THE CORPORATION

        USF&G is a holding company whose principal subsidiaries are engaged in writing property/casualty insurance and life insurance/annuities. Property/casualty insurance is written primarily by United States Fidelity and Guaranty Company, founded in 1896, and is sold through independent agents supported by the Company's underwriting, marketing, administrative and claim services offices located throughout the United States. Life insurance and annuities are written primarily by Fidelity and Guaranty Life Insurance Company, founded in 1959, and are sold throughout the United States through independent agents, managing general agents and regional and national securities brokerage firms. The Corporation is incorporated in Maryland, and its principal executive office is located at 100 Light Street, Baltimore, Maryland 21202, telephone
(410) 547-3000.



                             DESCRIPTION OF COMMON STOCK

General

        The authorized capital stock of the Corporation consists of 240,000,000 shares of common stock, $2.50 par value (the "Common Stock") and 12,000,000 shares of preferred stock, $50.00 par value, of which 4,000,000 shares are classified as $4.10 Series A Convertible Exchangeable Preferred Stock (the "Series A Preferred Stock"), 1,300,000 shares are classified as Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), and 2,400,000 shares are classified as Junior Participating Preferred Stock (the "Junior Preferred Stock"). As of September 30, 1995, there were issued and outstanding 112,357,823 shares of Common Stock, 3,999,910 shares of Series A Preferred Stock and 1,110,200 shares of Series B Preferred Stock . The shares of Junior Preferred Stock have been reserved for issuance in connection with the Corporation's Shareholder Rights Plan and no shares of the Junior Preferred Stock currently are outstanding. Additional series of Preferred Stock may be issued by resolution of the Board of Directors. Such shares of Preferred Stock may be issued with special voting and other rights which could hinder the completion of any proposed tender offer, merger or other attempt to gain control of the Corporation which is not approved by the Board of Directors.

        The following summary of the terms of the Corporation's common stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Maryland law and the Corporation's Articles of Incorporation, as amended (the "Charter").

        The Series A Preferred Stock and Series B Preferred Stock rank on a parity with each other and rank senior to the Junior Preferred Stock and the Common Stock as to dividends and upon liquidation.

        The Transfer Agent and Registrar for the Corporation's Common Stock, Series A Preferred Stock, Series B Preferred Stock and Junior Preferred Stock is The Bank of New York, New York, New York ("Bank of New York").


Voting Rights and Dividends

        Each holder of Common Stock is entitled to one vote for each share of Common Stock held. Cumulative voting for the election of directors is not provided for in the Charter or the by-laws. Under certain circumstances, holders of outstanding Series A Preferred Stock and Series B Preferred Stock voting together, will have the right to elect two directors to the Corporation's Board of Directors. Subject to the prior rights of the Series A Preferred Stock, the Series B Preferred Stock and the Junior Preferred Stock and any other preferred stock which may be classified and issued, the holders of the Common Stock of the Corporation are entitled to receive, pro-rata, such dividends as may be declared by the Board of Directors out of funds legally available therefor, and are also entitled to share, pro-rata, in any other distribution to stockholders. The Corporation may not declare or pay any dividends or distributions (other than those payable in Common Stock or other securities junior to Preferred Stock) unless full cumulative dividends on the Preferred Stock including the Series A Preferred Stock and Series B Preferred have been paid. There are no redemption or sinking fund provisions applicable to the Common Stock. Payment of dividends by the Corporation is not subject to restrictions under the Maryland Insurance Code. However, payment of dividends to the Corporation by its insurance subsidiaries is subject to certain restrictions under Maryland and other state insurance laws. Such restrictions as well as other contractual restrictions may limit the amount of dividends that may be paid by the Corporation.


Rights upon Liquidation

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or providing for the payment of all liabilities and amounts distributable to holders of any preferred stock, the holders of Common Stock are entitled to share ratably in all the remaining assets.


Shareholder Rights Plan

        The Corporation has a shareholder rights plan (the "Plan") to deter coercive or unfair takeover tactics and to prevent a potential purchaser from gaining control of the Corporation without offering a fair price to all of the Corporation's stockholders. Under the Plan, each outstanding share of the Corporation's Common Stock has one preferred share purchase right (a "Right") expiring in 1997. Each Right entitles the registered holder to purchase 1/100 of a share of Junior Preferred Stock for $140. The Rights cannot be exercised unless certain events occur that might lead to a concentration in ownership of Common Stock. At that time, the Rights may be exercised for Common Stock having a value of twice the exercise price. Under certain conditions, the rights also become exercisable into shares of Common Stock of a purchaser having a value of twice the exercise price. The Corporation will generally be entitled to redeem the Rights, at $.05 per Right, any time before the tenth day after a 20% position in the Corporation is acquired. The Form 8-A setting forth a description of the Plan is an exhibit to the Registration Statement of which this Prospectus is a part and is incorporated by reference herein.


Special Statutory Requirements for Certain Transactions

        Business Combination Statute.

        The Maryland General Corporation Law establishes special requirements with respect to "business combinations" between Maryland corporations and "interested stockholders" unless exemptions are applicable. Among other things, the law prohibits for a period of five years a merger and other specified or similar transactions between a company and an interested stockholder and requires a super-majority vote for such transactions after the end of such five-year period.

        "Interested stockholders" are all persons owning beneficially, directly or indirectly, more than 10% of the outstanding voting stock of a Maryland corporation. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested stockholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an interested stockholder or its affiliates for a period of five years after the date on which the stockholder first became an interested stockholder and thereafter may not be consummated unless recommended by the board of directors of the Maryland corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66-2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested stockholder. A business combination with an interested stockholder which is approved by the board of directors of a Maryland corporation at any time before an interested stockholder first becomes an interested stockholder is not subject to the special voting requirements. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66-2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. Any such amendment is not effective until 18 months after the vote of stockholders and does not apply to any business combination of a corporation with a stockholder who was an interested stockholder on the date of the stockholder vote. The Corporation has not adopted any such amendment to its Charter.

        Control Share Acquisition Statute.

        The Maryland law imposes limitations on the voting rights in a "control share acquisition." The Maryland statute defines a "control share acquisition" at the 20%, 33-1/3% and 50% acquisition levels, and requires a two-thirds stockholder vote (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to stock acquired in a control share acquisition. The statute also requires Maryland corporations to hold a special meeting at the request of an actual or proposed control share acquiror generally within 50 days after a request is made with the submission of an "acquiring person statement," but only if the acquiring person (a) posts a bond for the cost of the meeting and (b) submits a definitive financing agreement to the extent that financing is not provided by the acquiring person. In addition, unless the charter or by-laws provide otherwise, the statute gives the Maryland corporation, within certain time limitations, various redemption rights if there is a stockholder vote on the issue and the grant of voting rights is not approved, or if an "acquiring person statement" is not delivered to the target within 10 days following a control share acquisition. Moreover, unless the charter or by-laws provide otherwise, the statute provides that if, before a control share acquisition occurs, voting rights are accorded to control shares which results in the acquiring person having majority voting power, then minority stockholders have appraisal rights. An acquisition of shares may be exempted from the control share statute provided that a charter or by-law provision is adopted for such purpose prior to the control share acquisition. There are no such provisions in the charter or by-laws of the Corporation.

        Reference is made to the full text of the foregoing statutes for their entire terms, and the partial summary contained in this Prospectus is not intended to be complete.


Insurance Acquisitions Disclosure and Control Act

        Under the Maryland Insurance Code, unless certain filings are made with the State Insurance Commissioner, no person may acquire any voting security or security convertible into a voting security of an insurance holding company, such as the Corporation, which controls one or more Maryland insurance companies if, as a result of such acquisition, such person would "control" such insurance holding company. The acquisition may not proceed without prior approval of the State Insurance Commissioner unless, following the required provision of certain information to the Commissioner, the Commissioner has not disapproved the acquisition within 60 days. "Control" is presumed to exist if a person, directly or indirectly, owns or controls 10% or more of the voting securities of another person. This presumption may be rebutted by establishing by a preponderance of evidence that control does not exist in fact.

        Reference is made to the full text of the statute for its entire terms, and this partial summary is not intended to be complete.


                                   USE OF PROCEEDS

        The Corporation will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Corporation will receive approximately $2,553,000 in proceeds from the exercise of the Warrants (assuming all Warrants are exercised), which proceeds will be used for general corporate purposes.


                                 SELLING STOCKHOLDERS

        The Selling Stockholders acquired the shares of Common Stock to be offered hereby pursuant to an Agreement and Plan of Merger dated as of January 12, 1995 (the "Merger Agreement") by and among the Corporation, Java Merger Corp., a Delaware corporation and wholly-owned subsidiary of USF&G ("Java"), Discover Re Managers, Inc., a Delaware corporation ("Discover Re"), and the Selling Stockholders. Pursuant to the Merger Agreement, Java was merged with and into Discover Re on April 13, 1995, all of the issued and outstanding capital stock of Java was cancelled, and the Corporation issued to the Selling Stockholders an aggregate of 5,359,888 shares of its Common Stock and warrants to purchase an aggregate of 477,990 Shares of Common Stock.

        Certain of the Selling Stockholders hold warrants issued by the Corporation which, upon exercise, allow such Selling Stockholders to purchase shares of Common Stock. Such Selling Stockholders are expected to exercise their warrants and pay for their shares of Common Stock immediately prior to offering such shares pursuant to this Prospectus.

        The following table sets forth information concerning the number of shares of Common Stock owned by each of the Selling Stockholders or, in the case of the Selling Stockholders holding warrants, issuable upon exercise of such warrants, as of September 30, 1995, the maximum number of shares offered by each Selling Stockholder pursuant to this Prospectus, and the number of such shares to be owned by each Selling Stockholder after completion of this offering assuming that all shares offered hereby are sold.


                               Shares         Shares       Shares to be Owned
                            Beneficially     Offered      after Completion of
Selling Stockholder           Owned(1)        Hereby           Offering

Allstate Insurance
  Company                      91,952         91,952              0
John J. Bennett(2)(3)           8,901          8,901              0
Gregory Berg                    3,624          3,624              0
Robert D. Byler(2)(3)          24,918         24,918              0
The Charles River
  Partnership VI              449,116        449,116              0
The Charles River
  Partnership VI-A             79,265         79,265              0
Citicorp Banking
  Corporation                 652,650        652,650              0
Albert F.
  Collings(2)(3)(4)            35,578         35,578              0
Conning Insurance Capital
  Limited Partnership II      410,182        410,182              0
Conning Insurance Capital
  International Partners II   462,529        462,529              0
Connecticut Future Fund,
  Limited Partnership         183,918        183,918              0
CRICO I Limited
  Partnership                  91,952         91,952              0
Crossroads DPT Limited
  Partnership                  46,989         46,989              0
Crossroads Capital II
  Limited Partnership          40,277         40,277              0
Crossroads SF Limited          40,277         40,277              0
Cullinane & Donnelly
  Venture Partners, L.P.      148,125        148,125              0
Scott P. Doyle(2)(3)(4)(5)    257,840        257,840              0
Trust for the Benefit of
  Brice C. Doyle                3,020          3,020              0
Trust for the Benefit of
  Chase R. Doyle                3,020          3,020              0
Trust for the Benefit of
  Tyler G. R. Doyle             3,020          3,020              0
DR Nominee Corporation         36,786         36,786              0
George L. Estes, III
  (2)(3)(4)(5)                263,452        263,452              0
Trust for the Benefit of
  Derrick R. Estes             10,472         10,472              0
Executive Re Indemnity
  Inc.                        276,568        276,568              0
Frontenac VI Limited
  Partnership                 698,875        698,875              0
Hancock Venture Partners
  III, L.P.                   321,706        321,706              0
ISF Limited Partnership       137,935        137,935              0
Jeflion Investment
  Company                       6,712          6,712              0
Rhonda K. Miller(2)(3)         16,016         16,016              0
MFA-Masters Limited
  Partnership                 312,416        312,416              0
New England Asset
  Management Pension and
  Profit Sharing Plan           6,887          6,887              0
Northington Capital
  Markets, Inc.                20,863         20,863              0
Prime Capital II, L.P.         91,872         91,872              0
Primus Capital Fund II
  Limited Partnership         229,888        229,888              0
Primus Capital Fund III
  Limited Partnership         229,888        229,888              0
Russell J. Renvyle(2)(3)        3,557          3,557              0
Robert D. Schultz(2)(3)         3,557          3,557              0
TRP Partners 1990              13,425         13,425              0
Steven J. Tynan                24,542         24,542              0
Steven J. Tynan IRA
  Account                       3,356          3,356              0
Williams College Fund          91,952         91,952              0


________________________
(1) Includes, where applicable, shares issuable on exercise of warrants to purchase shares of Common Stock. Excludes options to purchase shares of Common Stock held by the following people: Albert Collings (26,851 shares), Robert Byler (18,795 shares), Rhonda Miller (16,782 shares), Robert Schultz (26,850 shares), Russell Renvyle (18,795 shares).

(2) Serves as Officer of Discover Reinsurance Company, an insurance company domiciled in Indiana and a wholly-owned subsidiary of Discover Re Managers, Inc.

(3) Serves as Officer of Discovery Managers, Ltd., a Connecticut corporation and wholly-owned subsidiary of Discover Re Managers, Inc.

(4) Serves as Executive Officer of Discover Re Managers, Inc., Discover Reinsurance Company and Discovery Managers, Ltd.

(5) Serves as Director of Discover Re Managers, Inc., Discover Reinsurance Company and Discovery Managers, Ltd.



                                 PLAN OF DISTRIBUTION

        The Shares covered by this Prospectus may, from time to time, be offered for sale and sold in transactions executed on the New York Stock Exchange or other exchanges on which the Shares may be traded, in the over-the-counter market, in negotiated transactions or through other means. Sales may be effected at market prices prevailing at the time of sale or at such other prices as may be negotiated.

        The Merger Agreement contains various undertakings by the Selling Stockholders and the Corporation. The Corporation agreed to use its best efforts to cause the Registration Statement of which this Prospectus is a part to remain effective until April 13, 1997, unless all of the Shares have previously been sold. USF&G also agreed to pay the expenses of preparing and filing the Registration Statement and certain other expenses of offering the Shares (other than selling concessions or commissions and expenses of the Selling Stockholders). The Corporation has also agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

        At the time a particular offering of Shares is made, to the extent required, a supplemental prospectus will be distributed which will set forth the aggregate number of Shares offered, the purchase price and aggregate offering price, the name or names of any agent or underwriter, and any applicable commissions or discounts.

        The Selling Stockholders and any brokers, dealers, or agents that participate in the distribution of Shares may be deemed to be underwriters under the Securities Act, and any compensation received by any of them and any profit on the resale of Shares sold by them may be deemed to be underwriting discounts and commissions under that Act.


                                VALIDITY OF SECURITIES

        The legal validity of the Securities offered hereby will be passed upon for the Corporation by Piper & Marbury L.L.P., Baltimore, Maryland. L. P. Scriggins, a Director of the Corporation, is a partner of Piper & Marbury L.L.P. As of September 30, 1995 lawyers in the firm of Piper & Marbury L.L.P. beneficially owned in the aggregate approximately 4,745 shares of Common Stock or Common Stock equivalents of the Corporation.



                                       EXPERTS

        The consolidated financial statements of USF&G Corporation incorporated in this Prospectus by reference to Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1995 and 1994, and the three and six-month periods ended June 30, 1995 and 1994, incorporated by reference in this Registration Statement, the independent auditors have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in USF&G's quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The auditors are not subject to the liability provisions of
Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.


                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses in connection with the offering of the Shares (all of which will be borne by USF&G Corporation). (The Selling Shareholder will pay any sales commissions incurred in connection with the sale of its Shares.):

SEC Registration Fee            $37,742
Blue Sky Fees and Expenses        5,000
Accounting Fees and Expenses     10,000
Legal Fees and Expenses          10,000
Miscellaneous                    10,000
        TOTAL                   $72,742


Item 15.  Indemnification of Directors and Officers.

         The Charter of the Registrant provides for indemnification and limitation of liability of directors and officers of the Registrant as follows:

         The Corporation shall indemnify (a) it directors to the full extent provided by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officer s to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

         To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

        The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officer to the same extent as its directors and to such further extent as is consistent with law.


Item 16.  Exhibits.

Exhibit Number          Exhibit


           4            Description of Shareholder Rights Plan (incorporated
                          by reference to Form 8-A, filed September 21, 1987).
           5            Opinion and Consent of Piper & Marbury L.L.P. as to
                          Legality.
          15            Acknowledgment of Ernst & Young LLP
        23.1            Consent of Ernst & Young LLP
        23.2            Consent of Piper & Marbury L.L.P. (included
                          in Exhibit 5).
          24            Power of Attorney of the Board of Directors (included
                          on the signature page).
          28            Information from Reports Furnished to State
                          Insurance Regulatory Authorities
                          (incorporated by reference to Exhibit 28 to the Corporation's 1994 Annual Report on Form 10-K, File No. 1-8233).


Item 17.  Undertakings.

        (a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant undertakes hereby that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                      SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on October 10, 1995.

                                USF&G CORPORATION


                                By: /s/Norman P. Blake, Jr.
                                   Norman P. Blake, Jr.
                                   Chairman of the Board, President
                                   and Chief Executive Officer


                                  POWER OF ATTORNEY

        The undersigned Officers and Directors of USF&G Corporation, a Maryland corporation (the "Corporation"), hereby constitute and appoint Norman P. Blake, Jr., Dan L. Hale and John A. MacColl of Baltimore City, Maryland, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-3 relating to (i) 5,425,000 shares of Common Stock issued in exchange for shares of common stock of Discover Re Managers, Inc., a Delaware corporation ("Discover Re"), in connection with the merger of Java Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Corporation, with and into Discover Re, and (ii) the exercise of outstanding warrants issued on January 31, 1991 by Discover Re (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 10, 1995.

   Signature                                           Title
                                           Director, Chairman of the
                                           Board, President and Chief
/s/Norman P. Blake, Jr.                    Executive Officer
Norman P. Blake, Jr.
                                           Executive Vice President,
                                           Chief Financial Officer and
/s/Dan L. Hale                             Principal Accounting Officer
Dan L. Hale

/s/H. Furlong Baldwin                      Director
H. Furlong Baldwin

/s/Michael J. Birck                        Director
Michael J. Birck

/s/George L. Bunting, Jr.                  Director
George L. Bunting, Jr.

/s/Robert E. Davis                         Director
Robert E. Davis

/s/Dale F. Frey                            Director
Dale F. Frey

/s/Robert E. Gregory, Jr.                  Director
Robert E. Gregory, Jr.

/s/Robert J. Hurst                         Director
Robert J. Hurst

/s/Wilbur G. Lewellen                      Director
Wilbur G. Lewellen

/s/Henry A. Rosenberg, Jr.                 Director
Henry A. Rosenberg, Jr.

/s/Larry P. Scriggins                      Director
Larry P. Scriggins

/s/Anne Marie Whittemore                   Director
Anne Marie Whittemore

/s/R. James Woolsey                        Director
R. James Woolsey




Exhibit 5.1

                                PIPER & MARBURY L.L.P.
                                 CHARLES CENTER SOUTH
                               36 SOUTH CHARLES STREET
                            Baltimore, Maryland 21201-3010
                                     410-539-2530
                                  FAX: 410-539-0489
                          WASHINGTON   NEW YORK   PHILADELPHIA
                                  LONDON   EASTON, MD

                                   October 10, 1995


USF&G Corporation
100 Light Street
Baltimore, Maryland 21202

                      Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to USF&G Corporation, a Maryland corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") which is being filed by the Company under the Securities Act of 1933, as amended (the "Act") relating to 5,837,878 shares of Common Stock, par value $2.50 per share, of the Company (the "Shares") to be offered and sold from time to time following effectiveness of the Registration Statement by certain stockholders of the Company named in the Registration Statement (the "Selling Stockholders"), including certain Shares to be sold upon the exercise of outstanding warrants (the "Warrants") by certain warrantholders (the "Selling Warrantholders").

We are familiar with the Company's charter and by-laws and with the Registration Statement, and we have examined and relied upon such corporate records of the Company and other documents and certificates as to factual matters as we have deemed necessary or appropriate for the purpose of rendering the opinion expressed herein. We have assumed, without independent verification, the genuineness of the signatures on and the authenticity of all documents furnished to us by the Company.

Based upon the foregoing, we are of the opinion and advise you that:

1. The Shares (other than Shares to be issued upon exercise of the Warrants) to be sold by the Selling Stockholders have been duly authorized and are validly and legally issued and fully paid and non-assessable.

2. The Shares to be sold by the Selling Warrantholders have been duly authorized and, upon due exercise of the Warrants and payment of the consideration required thereunder, will have been validly and legally issued and will be fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included therein.


        Very truly yours,

        /s/Piper & Marbury L.L.P.




Exhibit 15

                        Acknowledgment of Independent Auditors


        We are aware of the incorporation by reference in the Registration Statement of USF&G Corporation for the registration of 5,837,878 shares of its common stock of our reports dated May 12, 1995 and August 9, 1995, relating to the unaudited condensed consolidated interim financial statements of USF&G Corporation which are included in its Forms 10-Q for the quarters ended March 31, 1995 and June 30, 1995, respectively.

        Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



/s/Ernst & Young LLP
Baltimore, Maryland
October 6, 1995



Exhibit 23.1


                           Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement for the registration of 5,837,878 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1995 , with respect to the consolidated financial statements and schedules of USF&G Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



/s/Ernst & Young LLP
Baltimore, Maryland
October 6, 1995